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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
StarNet Technologies, Inc.:

   We consent to the use of our report dated November 12, 1999, incorporated herein by reference, with respect to the financial statements of StarNet Technologies, Inc. as of September 30, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years then ended, which report appears in the December 27, 1999, current report on Form 8-K/A of Netopia, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
San Francisco, California
December 27, 1999